Exhibit 99.2

MCG, LLC

FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2021 (UNAUDITED)

AND THE YEAR ENDED

DECEMBER 31, 2020

INDEPENDENT AUDITORS’ REPORT

To the Members of MCG, LLC

We have audited the accompanying financial statements of MCG, LLC (the “Company”), which comprise the balance sheet as of December 31, 2020 and the related statements of income, member’s equity, and cash flows for the year ended December 31, 2020, and the related notes to the financial statements (collectively referred to as “financial statements”).

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MCG, LLC as of December 31, 2020 and the results of its operations and its cash flows for the year ended December 31, 2020, in accordance with accounting principles generally accepted in the United States of America.

/S BF Borgers CPA PC

BF Borgers CPA PC

Lakewood, CO

March 29, 2022

1

MCG, LLC

Balance Sheets

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS

Current Assets:
Cash	$2,688,628	$1,273,512
Inventories	1,045,089	928,334
Prepaid Expenses and Other Current Assets	92,847	143,337

Total Current Assets	3,826,564	2,345,183

Property and Equipment, Net	1,062,549	1,438,623
Deposits and Other Assets	192,000	192,000

TOTAL ASSETS	$5,081,113	$3,975,806

LIABILITIES AND MEMBERS' EQUITY

LIABILITIES
Current Liabilities:
Accounts Payable	$252,064	$452,991
Accrued Liabilities	94,321	81,958
Accrued Sales Taxes	599,465	487,429
Deferred Rent	19,190	21,768

Total Current Liabilities	965,040	1,044,146

TOTAL LIABILITIES	965,040	1,044,146

MEMBERS' EQUITY	4,116,073	2,931,660

TOTAL LIABILITIES AND MEMBERS' EQUITY	$5,081,113	$3,975,806

See Accompanying Notes to the Financial Statements

2

MCG, LLC

Statements of Income

	September 30, 2021	December 31, 2020
	(unaudited)

Revenues, Net	$19,938,322	$22,930,146
Cost of Goods Sold	8,691,772	9,868,301

Gross Profit	11,246,550	13,061,845

Operating Expenses:
Selling, General, and Administrative	5,033,157	6,184,758
Depreciation	455,339	602,961

Total Operating Expenses	5,488,496	6,787,719

Income from Operations	5,758,054	6,274,126

Other Income	292,959	60,332

Net Income Before Provision for Income Taxes	6,051,013	6,334,458

Provision for Income Taxes	(2,878,600)	(3,128,990)

Net Income	$3,172,413	$3,205,468

See Accompanying Notes to the Financial Statements

3

MCG, LLC

Statements of Changes in Members’ Equity

Balance, January 1, 2020	$3,436,192

Distributions to members	(3,710,000)

Net Income	3,205,468

Balance, December 31, 2020	$2,931,660

Balance, January 1, 2021	$2,931,660

Distributions to members (unaudited)	(1,988,000)

Net Income (unaudited)	3,172,413

Balance, September 30, 2021 (unaudited)	$4,116,073

See Accompanying Notes to the Financial Statements

4

MCG, LLC

Statements of Cash Flows

	Nine months ended September 30, 2021	Year ended December 31, 2020
	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,172,413	$3,205,468
Adjustments to Reconcile Net Income to Net Cash
Used in Operating Activities
Depreciation	455,339	602,961
Changes in Operating Asset and Liabilities
Inventories	(116,755)	(520,492)
Prepaid Expenses and Other Current Assets	50,490	161,624
Accounts Payable	(200,927)	20,623
Accrued Liabilities	12,363	(300,531)
Accrued Sales Taxes	112,036	94,787
Deferred Rent	(2,578)	(284)

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,482,381	3,264,156

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(79,265)	(276,592)

NET CASH USED IN INVESTING ACTIVITIES	(79,265)	(276,592)

CASH FLOWS FROM FINANCING ACTIVITIES
Distribution to Members	(1,988,000)	(3,710,000)

NET CASH USED IN FINANCING ACTIVITIES	(1,988,000)	(3,710,000)

NET INCREASE (DECREASE) IN CASH	1,415,116	(722,436)

CASH - BEGINNING OF PERIOD	1,273,512	1,995,948

CASH - END OF PERIOD	$2,688,628	$1,273,512

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for taxes	$2,878,600	$3,188,462

See Accompanying Notes to the Financial Statements

5

MCG, LLC

Notes to Financial Statements

For the Nine Months Ended September 30, 2021 (unaudited)

and the Year Ended December 31, 2020

1. NATURE OF OPERATIONS

(a)	Business Description and Nature of Operations

MCG, LLC (the “Company”) was formed as a limited liability company in December of 2015 in the State of Colorado. Under the terms of the operating agreement, the Company will continue in existence until the members decide to dissolve the Company. The members’ liability is limited to the contributions made. Pursuant to the operating agreement, members are not required to make capital contributions or loan capital to the Company but are not prohibited from doing so.

The Company sells a variety of manufactured and cultivated cannabis products. The Company owns and operates two licensed retail dispensaries.

In February 2022, the Company entered into an asset purchase agreement with Medicine Man Technologies, Inc. for total consideration of approximately $29 million and will be paid as 60% cash and 40% common stock upon closing.

(b)	The Regulatory Environment

The manufacture, distribution or dispensing of cannabis remains prohibited under the Controlled Substances Act (“CSA”) of 1970. Under the CSA, cannabis is classified as a Schedule-I controlled substance. The United States Supreme Court has ruled that it is the United States federal government that has the right to regulate and criminalize cannabis, even for medical purposes, and thus federal law criminalizing the use of cannabis preempts state laws that legalize its use. Many states impose and enforce similar prohibitions. Notwithstanding the CSA, thirty-three states and the District of Columbia have legalized certain cannabis-related activity.

The Company operates in a volatile and rapidly evolving industry whereby regulations may vary significantly from state to state.

2. SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The Company’s financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) as issued by the Financial Accounting Standards Board (“FASB”). The accompanying financial statements include unaudited interim information as of September 30, 2021 and for the nine months ended September 30, 2021. The interim information is not reflective of full year results. Company management believes the interim information includes all normal recurring adjustments.

(b)	Cash

Cash includes cash deposits in financial institutions and cash held at the stores.

(c)	Inventories

Inventories consist of cannabis and non-cannabis products that are valued at cost and subsequently at the lower of cost (first-in, first out basis) or net realizable value. The Company reviews its inventories for obsolete, redundant and slow-moving goods and any such inventories are written down to net realizable value. There were no reserves for obsolete inventories as of September 30, 2021 and December 31, 2020.

6

MCG, LLC

Notes to Financial Statements

For the Nine Months Ended September 30, 2021 (unaudited)

and the Year Ended December 31, 2020

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(d)	Property and Equipment

Purchase of property and equipment are recorded at cost, net of accumulated depreciation and impairment losses, if any. Improvements and replacements of property and equipment are capitalized. Maintenance and ordinary repairs that do not improve or extend the lives of property and equipment are charged to expense as incurred. Depreciation is calculated on a straight-line basis over the estimated economic useful lives of each class of assets using the following terms:

Furniture and Fixtures	5 – 7 Years
Leasehold Improvements	Lesser of the life of the lease or estimated useful life of the asset

The assets’ residual values, useful lives, and methods of depreciation are reviewed at year-end and adjusted prospectively, if appropriate.

When assets are sold or retired, its cost and related accumulated depreciation are removed from the accounts and any gain or loss is reported in the statement of operations. Construction in progress is transferred when available for use and depreciation of the assets commences at that point.

(e)	Impairment of Long-Lived Assets

The Company accounts for its long-lived assets such as property and equipment in accordance with FASB ASC Topic No. 360, "Accounting for the Impairment or Disposal of Long-lived Assets" ("ASC 360").

Management reviews long-lived assets for impairment whenever changes in events or circumstances indicate the assets may be impaired. Pursuant to ASC 360, an impairment loss is to be recorded when the net book value of an asset exceeds the undiscounted cash flows expected to be generated from the use of the asset. If an asset is determined to be impaired, the asset is written down to its fair value, and the loss is recognized in the statement of income in the period when the determination is made. No impairment charges for long-lived assets have been recorded for the nine months ended September 30, 2021 or the year ended December 31, 2020.

(f)	Leased Assets

A lease of property and equipment is classified as a capital lease if it transfers substantially all the risks and rewards incidental to ownership to the Company. A lease of property and equipment is classified as an operating lease whenever the terms of the lease do not transfer substantially all of the risks and rewards of ownership to the lessee. Lease payments are recognized as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which the economic benefits are consumed.

(g)	Income Taxes

The Company is taxed as a C corporation. Accordingly, the Company accounts for income taxes for the activity of this entity under ASC 740 Income Taxes.

7

MCG, LLC

Notes to Financial Statements

For the Nine Months Ended September 30, 2021 (unaudited)

and the Year Ended December 31, 2020

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(g)	Income Taxes (Continued)

Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

In accordance with FASB ASC Topic 740, Income Taxes, management evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state, or local tax authorities for years before 2017. Interest and penalties are classified as expense as incurred.

Income tax benefits are recognized for income tax positions taken or expected to be taken in a tax return, only when it is determined that the income tax position will more-likely than-not be sustained upon examination by taxing authorities. The Company has analyzed tax positions taken for filings with the Internal Revenue Service and all tax jurisdictions where it operates. The Company believes that income tax filing positions will be sustained upon examination and does not anticipate any adjustments that would result in a material adverse effect on the Company’s financial condition, results of operations or cash flows. Accordingly, the Company has not recorded any reserves, or related accruals for interest and penalties for uncertain income tax positions at September 30, 2021 or December 31, 2020.

Under Federal law, the Company is a taxable entity and is subject to Federal income tax. Pursuant to Section 280E of the Internal Revenue Code of 1986, as amended (“Section 280E”). The section disallows deductions and credits attributable to a trade or business of trafficking in controlled substances. Under U.S. law marijuana is a Schedule I controlled substance. The Company has taken the position that any costs included in the cost of goods sold should not be treated as amounts subject to Section 280E expense disallowance.

8

MCG, LLC

Notes to Financial Statements

For the Nine Months Ended September 30, 2021 (unaudited)

and the Year Ended December 31, 2020

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h)	Revenue Recognition

Revenue is recognized by the Company in accordance with FASB ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Through application of the standard, the Company recognizes revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

In order to recognize revenue under ASU 2014-09, the Company applies the following five (5) steps:

•	Identify a customer along with a corresponding contract;
•	Identify the performance obligation(s) in the contract to transfer goods or provide distinct services to a customer;
•	Determine the transaction price the Company expects to be entitled to in exchange for transferring promised goods or services to a customer;
•	Allocate the transaction price to the performance obligation(s) in the contract;
•	Recognize revenue when or as the Company satisfies the performance obligation(s).

Revenues consists of retail sales of cannabis, which are generally recognized at a point in time when control over the goods have been transferred to the customer and is recorded net of sales discounts. Payment is typically due upon transferring the goods to the customer or within a specified time period permitted under the Company’s credit policy.

Revenue is recognized upon the satisfaction of the performance obligation. The Company satisfies its performance obligation and transfers control upon delivery and acceptance by the customer.

Based on the Company’s assessment, the adoption of this new standard had no impact on the amounts recognized in its financial statements.

(i)	Fair Value of Financial Instruments

The carrying amounts of cash and accounts payable approximate fair value due to the short maturity of these instruments.

(j)	Advertising

Advertising costs are charged to operations when incurred. Advertising expenses, included in operating expenses, was approximately $395,000 and $615,000 for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

9

MCG, LLC

Notes to Financial Statements

For the Nine Months Ended September 30, 2021 (unaudited)

and the Year Ended December 31, 2020

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(k)	Significant Accounting Judgements, Estimates, and Assumptions

The preparation of the Company’s financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, and revenue and expenses. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Significant estimates inherent in the preparation of the Company’s financial statements include the estimated useful lives for property and equipment.

The Company’s business is subject to a variety of state laws, regulations, and local ordinances. Certain states have legalized the possession, distribution, and cultivation of marijuana for medical and/or non-medical purposes; these activities remain illegal under federal law, which cause higher federal income taxation (IRC Section 280E) and difficulty in obtaining traditional banking relationships. If the federal government elects to enforce the laws as currently written or otherwise changes the laws in an adverse way with respect to marijuana it could have an adverse effect on the Company’s operations, including potential prosecution under the laws and liquidation of the Company.

(l)	Concentrations of Credit Risk

The Company’s financial instruments that at times are exposed to concentrations of credit risk consist primarily of cash. The Company maintains cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management does not believe the Company is exposed to significant credit risk related to cash because the Company maintains cash with high quality institutions.

10

MCG, LLC

Notes to Financial Statements

For the Nine Months Ended September 30, 2021 (unaudited)

and the Year Ended December 31, 2020

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	New Accounting Pronouncements

(i)	In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASC 842”), which will replace ASC 840, “Leases”. This standard introduces a single lessee accounting model and requires a lessee to recognize assets and liabilities for all leases with a term of more than twelve months unless the underlying asset is of low value. A lessee is required to recognize a right-of-use asset representing its right to use the underlying asset and a lease liability representing its obligation to make lease payments. For private companies, the standard will be effective for annual periods beginning on or after December 15 2021, with earlier application permitted. The standard requires a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. The Company is currently evaluating the effect of adopting this ASU on the Company’s financial statements.

(ii)	In June 2016, the FASB issued ASC 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires entities to measure all expected credit losses for most financial assets held at the reporting date based on an expected loss model which includes historical experience, current conditions, and reasonable and supportable forecasts. Companies will now use forward-looking information to better form their credit loss estimates. ASU 2016-13 also requires enhanced disclosures to help financial statement users better understand significant estimates and judgements used in estimating credit losses, as well as the credit quality and underwriting standards of a company’s portfolio. For private companies, ASU 2016-13 is effective for annual periods beginning after December 15, 2022. The Company does not believe that the impact of the new standard on its financial statements will be material.

(iii)	In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) - Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. For private companies, ASU 2019-12 is effective for annual periods beginning and after December 15, 2021. The Company is currently evaluating the effect of adopting this ASU on the Company’s financial statements.

(n)	Coronavirus Pandemic

In March 2020, the World Health Organization categorized coronavirus disease 2019 (“COVID-19”) as a pandemic. COVID-19 continues to spread throughout the U.S. and other countries across the world, and the duration and severity of its effects are currently unknown. The Company continues to implement and evaluate actions to strengthen its financial position and support the continuity of its business and operations.

As of the date hereof, the Company’s operations have not been significantly impacted as the cannabis industry has been deemed an essential service in many states since March 2020. Going forward, the extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on various developments, including the duration and magnitude of the outbreak, and the impact on customers, employees and vendors, all of which are uncertain and cannot be predicted.

11

MCG, LLC

Notes to Financial Statements

For the Nine Months Ended September 30, 2021 (unaudited)

and the Year Ended December 31, 2020

3. PROPERTY AND EQUIPMENT

The Company’s property and equipment consists of the following as of September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
	(unaudited)

Furniture and Fixtures	$221,221	$179,652
Leasehold Improvements	2,051,378	1,971,544
Construction in Process	–	42,138

Total Property and Equipment	2,272,599	2,193,334
Less: Accumulated Depreciation	(1,210,050)	(754,711)

Property and Equipment, Net	$1,062,549	$1,438,623

4. LEASE OBLIGATIONS

The Company has three operating leases Colorado that require minimum base rent. These leases expire at various dates throughout 2022 and contain escalation clauses. Rent expense is calculated on a straight-line basis over the term of the lease. The Company’s rent expense was $270,609 and $318,552 for the nine months ended September 30, 2021 and the year ended December 31, 2020, respectively.

Future minimum rental commitments on leases are:

Year Ending December 31,	Amount

2021 (3 months)	$94,522
2022	260,658

Total	$355,180

5. INCOME TAXES

The income tax provision consists of the following for the nine months ended September 30, 2021 and the year ended December 31, 2020.

	September 30, 2021	December 31, 2020
	(unaudited)
Current:
Federal	$2,538,000	$2,816,535
State	340,600	312,455

Total current	$2,878,600	$3,128,990

12

MCG, LLC

Notes to Financial Statements

For the Nine Months Ended September 30, 2021 (unaudited)

and the Year Ended December 31, 2020

6. COMMITMENTS AND CONTINGENCIES

The Company is subject to lawsuits, investigations and other claims related to employment, commercial and other matters that arise out of operations in the normal course of business. Periodically, the Company reviews the status of each significant matter and assesses the potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable, and the amount can be reliably estimated, such amount is recognized in other liabilities.

Contingent liabilities are measured at management’s best estimate of the expenditure required to settle the obligation at the end of the reporting period and are discounted to present value where the effect is material. The Company performs evaluations to identify onerous contracts and, where applicable, records contingent liabilities for such contracts.

(a)	Contingencies

The Company’s operations are subject to a variety of local and state regulation. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations. While management of the Company believes that the Company is in compliance with applicable local and state regulation as of September 30, 2021, cannabis regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties or restrictions in the future.

(b)	Claims and Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of September 30, 2021, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the Company’s combined results of operations. There are also no proceedings in which any of the Company’s directors, officers or affiliates is an adverse party or has a material interest adverse to the Company’s interest.

7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events March 29, 2022 which is the date these financial statements were available to be issued.

On February 9, 2022, the Company was acquired by Medicine Man Technologies, Inc.

13